AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of November, 2000.

BETWEEN:

CLAIMSTAKER RESOURCES LTD.

(hereinafter called the "Company")

OF THE FIRST PART

AND:

NICHOLAS T. FERRIS

(hereinafter called the "Manager")

OF THE SECOND PART

WHEREAS:

A. The Company is engaged in, inter alia, the business of natural resource exploration and development;

B. The Manager has been providing management/administrative services and acting as President of the Company on the terms and conditions of an agreement dated as of April 2000 (the "Agreement");

C. The Company and the Manager wish to amend the compensation payable to the Manager under and to otherwise restate the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

ARTICLE I

SALARY

1.01 The Manager will faithfully, honestly and diligently provide management/administrative services and serve the Company in the capacity of President in consideration of which the Company will pay to the Manager the sum of $7,000 per month.

ARTICLE II

DUTIES AND DEVOTION OF TIME

2.01 It is acknowledged and agreed by the manager and the Company that the work of the Manager is and will be of such a nature that regular hours may be impossible, and there may be occasions in which the Manager will not be required to work a full eight (8) hours per day and/or a full five (5) days per week. It is also anticipated that there will be certain evenings, Saturdays, Sundays and holidays during which the Manager will be required to work. The work of the Manager is of a supervisory nature, and accordingly the manager agrees that the consideration herein set forth will be in full and complete satisfaction for the Manager's work and services, no matter how or when performed, and the Manager hereby releases the Company from any claims for overtime pay or compensation whatsoever which the Manager might have by reason of any existing or future legislation or otherwise.

2.02 During the term of this Agreement, the Manager will, subject to the direction of the directors of the Company, be responsible for the following: the supervision, direction, control and operation of the Company and will have the obligation, duties, authority and power to do all acts and things as are customarily done by persons holding the position of President or performing duties similar to those performed by the President in corporations of similar size to the Company, and all acts and things as are reasonably necessary for the efficient and proper operation and development of the Company, but, without limiting the generality of the foregoing, will include all matters related to:

(a) providing the Company with opportunities to participate in the exploration and development of resource properties;

(b) using the best efforts of the Manager to obtain financing for the Company as and when required;

(c) managing the general administration of the Company including its internal corporate affairs, daily accounting, office and personnel management, and other matters of daily administration;

(d) carry out such other duties as the board of directors of the Company shall decide from time to time; and

(e) other matters of day-to-day administration which may reasonably be considered the responsibility of persons holding the position of President in corporations of similar size to the Company.

2.03 In conducting his duties under this Agreement, the Manager will report to the Company's Board of Directors and will act consistently with their directives and policies.

2.04 The Manager will, during the term of this Agreement, obtain the consent of the Board of Directors of the Company before becoming a Director or Senior Officer of any company other than the Company, such consent not to be unreasonably withheld.

ARTICLE III

TERM

3.01. The effective date of this Agreement is November 1, 2000, and will, from such date, continue unless terminated in accordance with the terms and provisions of this Agreement.

ARTICLE IV

REIMBURSEMENT FOR EXPENSES

4.01 The Manager will be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Manager's duties hereunder, including, without limiting the generality of the foregoing, all travel and promotional expenses payable or incurred by the Manager in connection with his duties under this Agreement. All payments or reimbursements will be made immediately upon submission by the Manager of vouchers, bills or receipts for all expenses; PROVIDED, HOWEVER, that all such expenses in excess of $2000.00 are approved by the Company in writing prior to the Manager incurring same.

ARTICLE V

INCAPACITY

5.01 In the event that the Manager will at any time during the term hereof by reason of illness or mental or physical disability or incapacity be prevented or incapable from performing the Manager's duties hereunder, then the Manager will be entitled to receive the remuneration provided for herein at the rate hereinbefore provided for the period during which such incapacity will continue but not exceeding six (6) successive months, and if such incapacity will continue for a longer period then this Agreement will, at the option of the Directors of the Company, forthwith terminate, and the Manager will not be entitled to any compensation from the Company in respect of such termination.

ARTICLE VI

CONFIDENTIAL INFORMATION

6.01 The parties hereto acknowledge and agree that the Manager by virtue of duties hereunder will have access to confidential and secret information and therefore the Manager agrees that during the term of this Agreement and on termination or expiry of same, for any reason whatsoever, the Manager will not divulge or utilize for his own benefit or to the detriment of the Company any of such secret or confidential information so obtained.

ARTICLE VII

INTERRUPTION OF COMPANY'S BUSINESS

7.01 If during the term of this Agreement the Company will discontinue or interrupt the operations of its business in Canada for a period of ninety (90) days, then this Agreement will automatically terminate without liability on the part of either of the parties hereto.

ARTICLE VIII

TERMINATION OF AGREEMENT

8.01 Notwithstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Manager may terminate this Agreement by giving 30 days written notice of such intention to terminate, and the Company may terminate this Agreement in its entirety with or without cause and for any reason whatsoever by the payment to the Manager of four months' compensation as termination allowance, and the Manager does hereby agree that such termination allowance will be payment in full for any discharge by the Company, whether unlawful or unwarranted; provided that the Company will not be liable to pay any further monies, notwithstanding that such termination of employment may be without cause; and the expression "such further monies" will include, without restricting the generality of the foregoing, if applicable, holidays, holiday pay, Canada Pension Plan contributions and any and all other monies arising hereunder.

ARTICLE IX

VACATION

9.01 The Manager will be entitled to an annual holiday with pay of four weeks (consecutive or otherwise as he will see fit) which will be taken at a time, or times, to be arranged in advance with the Company so that it does not unduly affect the operations of the Company.

ARTICLE X

ARBITRATION

10.01 Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement will be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia).

ARTICLE XI

PERSONAL CONTRACT

11.01 This Agreement and all other rights, benefits and privileges herein confirmed will be personal, and accordingly may not be assigned by the Manager.

ARTICLE XII

ADDRESS FOR SERVICE

12.01 The address for service for any notice, consent, acceptance or other document required or permitted hereunder will be:

To the Company:

CLAIMSTAKER RESOURCES LTD.
Suite 1440 - 1166 Alberni Streeet
Vancouver, B. C. V6E 3Z3

To the Manager:

NICHOLAS T. FERRIS
Suite 1440 - 1166 Alberni Streeet
Vancouver, B. C. V6E 3Z3

or such other address as either of such parties will from time to time hereunder by notice in writing to the other of them appoint. Any notice delivered will be deemed to have been received on the date of delivery and any notice mailed by first class prepaid mail addressed as aforesaid will be deemed to have been received three (3) days after the date of mailing thereof; provided, however that if there should be a postal strike, slow down or other labour dispute which may affect the delivery of such notice through the mail between the time of mailing and the actual receipt of the notice, then such notice will be effective only if actually delivered.

ARTICLE XIII

ENTIRE AGREEMENT

13.01 This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Manager acknowledges that he was not induced to leave his former occupation or to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

ARTICLE XIV

AMENDMENT 14.01 This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

ARTICLE XV

APPLICABLE LAW

15.01 This Agreement will be construed under and governed by the laws of British Columbia.

15.02 This Agreement is subject to the approval of the Canadian Venture Exchange and the Executive Director as required. The Manager will comply with all conditions and requirements which may be imposed by the Canadian Venture Exchange and the Executive Director.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.